Exhibit 99.2

SITO Mobile Announces Pricing of $10 Million Underwritten Public Offering

GlobeNewswire • September 16, 2016

JERSEY CITY, N.J., Sept. 16, 2016 (GLOBE NEWSWIRE) -- SITO Mobile Ltd. (SITO) (the “Company”), a leading mobile engagement platform, today announced the pricing of an underwritten public offering of 2,666,667 shares of common stock at a public offering price of $3.75 per share for gross proceeds of $10 million.  The Company has also granted the underwriters a 30-day option to acquire up to an additional 400,000 shares on the same terms and conditions to cover overallotments resulting from the offering. The Company expects to receive proceeds of approximately $9,300,000, after the underwriting discount, but excluding any exercise of the underwriter’s overallotment option. The offering is expected to close on September 21, 2016, subject to customary closing conditions.

Cowen and Company, LLC acted as the sole book-running manager for the offering with Craig-Hallum Capital Group LLC and Maxim Group LLC  as Co-Managers.

SITO Mobile currently intends to use the net proceeds for general corporate purposes, including paydown of debt and expanding its products and sales team and for general working capital purposes. Although it currently has no plans, commitments or agreements with respect to any specific acquisitions, SITO Mobile may also use a portion of the net proceeds to acquire or invest in complementary businesses or products.

The offering of the shares was made pursuant to the Company’s  shelf registration statement on Form S-3 (File No. 333-213221) including a base prospectus, previously filed and declared effective by the Securities and Exchange Commission (the “SEC”).  A preliminary prospectus supplement describing the terms of the offering has been filed with the SEC and a final prospectus supplement will be filed with the SEC. You may obtain these documents free of charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively copies of the final prospectus supplement and the accompanying prospectus relating to the shares being offered may also be obtained, when available, from Cowen and Company, LLC. c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department or by calling 631-274-2806. This press release does not constitute an offer to sell or the solicitation of an offer to buy the shares of common stock, nor will there be any sale of the shares of common stock  in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About SITO Mobile Ltd.

SITO Mobile provides a mobile engagement platform that enables brands to increase awareness, loyalty, and ultimately sales. For more information, visit www.sitomobile.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic and/or business factors. Detailed information about risk factors that may affect actual results are identified in our filings with the SEC, including the registration statement, the prospectus and the prospectus supplement filed in connection with the offering of the shares. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.